Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-226060

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 20, 2018)

ASTROTECH CORPORATION

$3,582,614

Common Stock

We have entered into an at-the-market offering agreement (the “Offering Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright” or the “Distribution Agent”), dated December 18, 2020, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Offering Agreement, we may offer and sell shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $3,582,614 from time to time through the Distribution Agent, acting as agent under this prospectus supplement and accompanying prospectus.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Distribution Agent is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Distribution Agent will be entitled to a commission equal to 3.0% of the gross sales price per share sold. In connection with the sale of shares of common stock on our behalf, the Distribution Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Distribution Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Distribution Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ASTC.” On December 16, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.82 per share.

The aggregate market value of our outstanding common stock held by non-affiliates, or public float, is approximately $44,509,855, based on approximately 18,557,754 shares of outstanding common stock, of which approximately 16,608,155 shares are held by non-affiliates, and a price of $2.68 per share, which was the closing price of our common stock on the Nasdaq Capital Market on October 21, 2020. We have sold $11,254,004 of securities (which does not include the $3,582,614 of securities being offered pursuant to this prospectus supplement) as calculated pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75.0 million.

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Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and the risks and uncertainties described in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus supplement by reference for certain risks and uncertainties relating to an investment in our common stock.

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Neither the Securities and Exchange Commission, nor any state securities commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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H.C. Wainwright & Co.

This prospectus supplement is dated December 18, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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We have not, and the Distribution Agent has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we prepare or authorize, and neither we nor the Distribution Agent takes any responsibility for any other information that others may give you. This prospectus supplement is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, you should carefully read this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-226060) that we filed with the Securities and Exchange Commission, or SEC, and that was declared effective by the SEC on August 20, 2018. Under this shelf registration process, we may, from time to time, offer common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering of common stock. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Distribution Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Distribution Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement to “Astrotech,” “we,” “us,” “our,” “our Company,” or “the Company” mean Astrotech Corporation, a Delaware corporation, and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus and any accompanying prospectus supplement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

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The impact of the COVID-19 outbreak on the global economy, including the possibility of a global recession, and more specifically the impact to our business, suppliers, consumers, customers, and employees;

•	Our ability to raise sufficient capital to meet our long and short-term liquidity requirements;
•	Our ability to successfully pursue our business plan and execute our strategy, including our recent collaboration with the Cleveland Clinic;
•	Our ability to continue as a going concern;
•	The effect of economic and political conditions in the United States or other nations that could impact our ability to sell our products and services or gain customers;
•	Product demand and market acceptance risks, including our ability to develop and sell products and services to be used by governmental or commercial customers;
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The impact of trade barriers imposed by the U.S. government, such as import/export duties and restrictions, tariffs and quotas, and potential corresponding actions by other countries in which the Company conducts its business;

•	Technological difficulties and potential legal claims arising from any technological difficulties;
•	Supply chain delays and challenges;
•	Uncertainty in government funding and support for key programs, grant opportunities, or procurements;
•	The impact of competition on our ability to win new contracts; and
•	Our ability to meet technological development milestones and overcome development challenges.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to on page S-9 of this prospectus supplement, page 6 of the accompanying prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and selected information appearing elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus supplement, and the accompanying prospectus, carefully, including the “Risk Factors” section beginning on page S-9 of this prospectus supplement, the “Risk Factors” section of our most recent Annual Report on Form 10-K, the “Risk Factors” section of our most recent Quarterly Reports on Form 10-Q, and our financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement.

About Astrotech Corporation

Our Company

Astrotech Corporation (NASDAQ: ASTC), a Delaware corporation organized in 1984, is a science and technology development and commercialization company that launches, manages, and builds scalable companies based on innovative technology in order to maximize shareholder value.

The Company’s efforts are focused on commercializing its platform mass spectrometry technology through its wholly-owned subsidiaries:

•	Astrotech Technology, Inc. (“ATI”) owns and licenses intellectual property related to the Astrotech Mass Spectrometer Technology™ (the “AMS Technology”).
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1st Detect Corporation (“1st Detect”) is a manufacturer of explosives and narcotics trace detectors developed for use at airports, secured facilities, and borders worldwide. 1st Detect holds an exclusive AMS Technology license from ATI for airport security applications.

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AgLAB, Inc. (“AgLAB”) is developing a series of mass spectrometers for use in the agriculture market for process control and the detection of trace amounts of solvents and pesticides. AgLAB holds an exclusive AMS Technology license from ATI for agriculture applications.

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BreathTech Corporation (“BreathTech”) is developing a breath analysis tool to screen for volatile organic compound (“VOC”) metabolites found in a person’s breath that could indicate they may have an infection, including COVID-19 or pneumonia. BreathTech holds an exclusive AMS Technology license from ATI for breath analysis applications.

Business Developments

Cash Reserve Agreement

As previously reported, on April 14, 2020, we entered into a Paycheck Protection Program Promissory Note and Agreement (“PPP Promissory Note”) with a commercial bank (the “Bank”) under the CARES Act. On October 19, 2020, the Company and the Bank entered into a Cash Reserve Agreement wherein we agreed to deliver to the Bank an amount equal to $541,500 to be held in in a separate account in accordance with the terms and conditions of the Cash Reserve Agreement for the purpose of establishing a source of payment for our obligations to repay and/or obtain forgiveness of the PPP Promissory Note.

The Cleveland Clinic Agreement

On October 20, 2020, we issued a press release announcing that our subsidiary BreathTech signed a joint development and option agreement (the “JDA”) with the Cleveland Clinic Foundation (the “Cleveland Clinic”). Pursuant to the JDA, the Company and the Cleveland Clinic will collaborate in efforts to develop a rapid breath test for coronavirus infection or related indicators, using the our mass spectrometry technology and collection of data related thereto through an investigator initiated clinical study performed by the Cleveland Clinic.

Offerings of Common Stock

On October 21, 2020, we entered into a Securities Purchase Agreement with certain purchasers named therein, pursuant to which we agreed to issue and sell 7,826,086 shares of our common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $2.30 per share (the “Public Offering”).

The Public Offering resulted in gross proceeds of approximately $18.0 million before deducting the placement agent’s fees and related offering expenses.

On October 28, 2020, we entered into a Securities Purchase Agreement with certain purchasers named therein, pursuant to which we agreed to issue and sell, in a registered direct offering (the “Registered Offering”), 2,887,906 shares of our Common Stock, at an offering price of $2.15 per share.

The Registered Offering resulted in gross proceeds of approximately $6.2 million before deducting the placement agent’s fees and related offering expenses.

Our Business Units

Astrotech Technology, Inc.

Astrotech Technology, Inc. owns and licenses the AMS Technology, the platform mass spectrometry technology originally developed by 1st Detect. The intellectual property includes 37 patents granted with three additional patents in process along with extensive trade secrets. With a number of diverse market opportunities for the core technology, ATI is structured to license the intellectual property for different fields of use. ATI currently licenses the AMS Technology to three wholly-owned subsidiaries of Astrotech, including to 1st Detect for use in the security and detection market, to AgLAB for use in the agriculture market, and to BreathTech for use in breath analysis.

1st Detect Corporation

1st Detect, a licensee of ATI for the security and detection market, has developed the TRACER 1000™, the world’s first mass spectrometer (“MS”) based explosives trace detector (“ETD”) certified by the European Civil Aviation Conference (“ECAC”), designed to replace the ETDs used at airports, cargo facilities, secured facilities, and borders worldwide. The Company believes that ETD customers are unsatisfied with the currently deployed ETD technology, which is driven by ion mobility spectrometry (“IMS”). We believe that IMS-based ETDs are fraught with false positives, as they often misidentify personal care products and other common household chemicals as explosives, causing unnecessary delays, frustration, and significant wasted security resources. In addition, there are hundreds of different types of explosives, but IMS-based ETDs have a very limited threat detection library reserved only for those several explosives of largest concern. Adding additional compounds to the detection library of an IMS-based ETD fundamentally reduces the instrument’s performance, further increasing the likelihood of false alarms. In contrast, adding additional compounds does not degrade the TRACER 1000’s detection capabilities, as it has a virtually unlimited and expandable threat library.

In order to sell the TRACER 1000 to airport and cargo security customers in the European Union, European Civil Aviation Conference (“ECAC”) certification is required. Certain other countries also accept ECAC certification. After receiving ECAC certification for the TRACER 1000 on February 21, 2019, we are now marketing to and taking orders from airports and cargo facilities outside of the U.S. that accept ECAC certification.

On June 26, 2019, we announced the official launch of the TRACER 1000, and on November 22, 2019, also announced the first commercial sale of TRACER 1000 units to a global shipping and logistics company.

In the United States, we are working with the Transportation Security Administration (“TSA”) towards Air Cargo certification. On March 27, 2018, we announced that the TRACER 1000 was accepted into TSA’s Air Cargo Screening

Technology Qualification Test (“ACSQT”) and, on April 4, 2018, we announced that the TRACER 1000 was beginning testing with TSA for passenger screening at airports. On November 14, 2019, we announced that the TRACER 1000 had been selected by the TSA’s Innovation Task Force to conduct live checkpoint screening at Miami International Airport. With similar protocols as ECAC testing, we have received valuable feedback from all programs. Following ECAC certification and our early traction within the cargo market, testing for cargo security continued with the TSA. With the COVID-19 pandemic, all testing within the TSA was put on hold; however, cargo non-detection testing resumed this summer, and we subsequently announced on September 9, 2020 that the TRACER 1000 passed the TSA’s ACSQT non-detection testing. TSA cargo detection testing is expected to resume this fall. Given the deterioration in air traffic caused by the pandemic, TSA certification testing for passenger checkpoint security has been put on indefinite hold.

On October 28, 2020, we announced that we had surpassed $1.0 million in purchase orders for the TRACER 1000 and an additional $1.0 million in future service and support commitments, also announcing DHL (Deutsche Post AG) as our largest flagship customer.

1st Detect was formerly a subsidiary within the Company’s business unit, Astro Scientific, along with Astrogenetix, Inc. (“Astrogenetix”).  The Company has discontinued all Astrogenetix activities.

AgLAB Inc.

AgLAB is a licensee of ATI and has developed the AgLAB-1000™ series of mass spectrometers for use in the agriculture industry for both process control and the detection of trace amounts of solvents and pesticides. The AgLAB product line is a derivative of the Company’s core AMS Technology.

BreathTech Corporation

BreathTech is developing the BreathTest-1000™, a breath analysis tool to screen for VOC metabolites found in a person’s breath that could indicate they may have an infection, including COVID-19 or pneumonia.

Development of the BreathTest-1000 follows our results in pre-clinical trials for the BreathDetect-1000™, a rapid self-serve breathalyzer that is designed to detect bacterial infections in the respiratory tract, including pneumonia. The pre-clinical trials were conducted in collaboration with UT Health San Antonio in 2017.

On October 20, 2020, we announced a joint development agreement with the Cleveland Clinic Foundation to explore leveraging the BreathTest-1000 to rapidly screen for COVID-19 or related indicators. The goal of the agreement is to develop a non-invasive device that will use breath samples to identify COVID-19 strains, with the potential to provide a low-cost, self-service screening option that could be deployed on a large-scale.

Corporate Information

Our mailing address is 2028 E. Ben White Blvd., Suite 240-9530, Austin, Texas 78741. Our telephone number is (512) 485-9530 and our website address is www.astrotechcorp.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement and the accompanying prospectus.

THE OFFERING

Common stock offered pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $3,582,614.
Manner of offering

“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other market for our common stock in the United States through our agent, H.C. Wainwright & Co., LLC. See the section entitled “Plan of Distribution” on page S‑29 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. See “Use of Proceeds” on page S-19 of this prospectus supplement for additional information.

Nasdaq Capital Market symbol	“ASTC”
Risk factors

See “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock, including the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, most recent Quarterly Reports on Form 10-Q, and our other filings with the SEC.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, most recent Quarterly Reports on Form 10-Q, and our other filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or this prospectus supplement and the accompanying prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to Our Business

We have incurred significant losses since inception and anticipate that we will incur continued losses for the foreseeable future.

As of September 30, 2020, we had an accumulated deficit of approximately $201.9 million and a reported net loss of $2.1 million for the three months ended September 30, 2020. We are unable to predict the extent of any future losses or when we will become profitable, if at all. If we are unable to achieve and then maintain profitability, the market value of our common stock will likely experience significant decline.

Our business units are in development stage. They have earned limited revenues and it is uncertain whether they will earn any revenues in the future or whether any of them will ultimately be profitable.

Our business units are in an early stage with a limited operating history. Their future operations are subject to all of the risks inherent in the establishment of a new business including, but not limited to, risks related to capital requirements, failure to establish business relationships, and competitive disadvantages against larger and more established companies. These business units will require substantial amounts of funding to continue to commercialize their products. If such funding comes in the form of equity financing, such equity financing may involve substantial dilution to existing shareholders. Even with funding, our products may fail to be effective or attractive to the market or lack the necessary financial or other resources or relationships to be successful.

These business units can be expected to experience continued operating losses until they can generate sufficient revenues to cover their operating costs. Furthermore, these business units may not be able to develop, manufacture, or market additional products in the future, that future revenues will be significant, that any sales will be profitable, or that the business units will have sufficient funds available to complete their commercialization efforts.

Any products and technologies developed and manufactured by our business units may require regulatory approvals prior to being made, marketed, sold, and used. Regulatory approval of any products may not be obtained. In particular, FDA approval will be required to market the BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and FDA approval for the BreathTest-1000 may not be granted on a timely basis or at all.

The commercial success of any of our business units will depend, in part, on obtaining patent and other intellectual property protection for the technologies contained in any products it developed. In addition, our business units may need to license intellectual property to commercialize future products or avoid infringement of the intellectual property rights of others. Licenses may not be available on acceptable terms and conditions, if at all. Our business units may suffer if any licenses terminate, if the licensors fail to abide by the terms of the license or fail to prevent infringement by third parties, if the licensed patents or other rights are found to be invalid, or if our respective business unit is unable to enter into necessary licenses on acceptable terms. If such business unit, or any third-party, from whom it licenses intellectual property, fails to obtain adequate patent or other intellectual property protection for intellectual property covering its products, or if any protection is reduced or eliminated, others could use the intellectual property covering the products, resulting in harm to the competitive business position of this business unit. In addition, patent and other intellectual property protection may not provide our business units with a competitive advantage against competitors that devise ways of making competitive products without infringing any patents that this business unit owns or has rights to. Such competition could adversely affect the prices for any products or the market share of any of our business units and could have a material adverse effect on its results of operations and financial condition.

Our cash and cash equivalents may not be sufficient to fund our operating expenses, capital equipment requirements, and other expected liquidity requirements.

Our future capital requirements will depend on a number of factors, including our success in developing and expanding markets for our products, payments under possible future strategic arrangements, continued progress of our research and development of potential products, the need to acquire licenses to new technology, costs associated with increasing our manufacturing and development facilities, costs associated with strategic acquisitions including integration costs and assumed liabilities, litigation expense, the status of competitive products, and potential cost associated with both protecting and defending our intellectual property. Additionally, actions taken as a result of the ongoing internal evaluation of our business could result in expenditures that are not currently contemplated. Factors that could affect our capital requirements, in addition to those listed above include continued collections of accounts receivable consistent with our historical experience and our ability to manage product development efforts.

We may not be able to successfully develop the BreathTest-1000™ or any other new products or services.

Our business strategy outlines the use of the decades of experience we have accumulated to expand the services and products we offer to both U.S. government agencies and commercial industries. These services and products are in the development stage and involve new and untested technologies and business models. These technologies and business models may not be successful, which could result in the loss of any investment we make in developing them, including the development of the BreathTest-1000.

Furthermore, we are subject to risks including, but not limited to, the following with respect to the development of the BreathTest-1000:

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the governmental approval process could be lengthy, time consuming and is inherently unpredictable, and we cannot guarantee that the required approvals for our products, including FDA approvals, will be granted on a timely basis or at all or that we will ever have a marketable product;

•	customers must be persuaded that using our products are effective alternatives to other existing detection methods available for COVID-19 in order for our products to be commercially successful;
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if we fail to comply with healthcare regulations, we could face substantial enforcement actions, including civil and criminal penalties and our business, operations and financial condition could be adversely affected.

Product development involves a high degree of risk and uncertainty, and our potential products may not be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. Moreover, as the COVID-19 pandemic persists and further information continues to develop, we are learning of increased risks and uncertainties in developing and commercializing new products and services in these unprecedented and evolving circumstances.

We face various risks related to health epidemics, pandemics and similar outbreaks, which may have material adverse effects on our business, financial position, results of operations, and/or cash flows.

We face various risks related to health epidemics, pandemics and similar outbreaks, including the global outbreak of COVID-19. The COVID-19 pandemic has significantly reduced airline passenger traffic, which reduces demand for certain of our security screening products and services. To slow and limit the transmission of COVID-19, governments across the world have imposed significant air travel restrictions and businesses and individuals have canceled air travel plans. These restrictions and cancelations have reduced demand for security screening products and related services at airport checkpoints globally as the number of airline passengers requiring screening has fallen. The pandemic has also hampered our ability to meet with our customers and prospective customers. The continued spread of COVID-19 has also led to recent disruption and volatility in the global capital markets, which increases the cost of capital and adversely impacts access to capital. If significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, facility closures or other restrictions in connection with the COVID-19 pandemic, our operations will likely be impacted. We may be unable to perform fully on our contracts and our costs may increase as a result of the COVID-19 outbreak. These costs may not be recoverable or adequately covered by insurance.

It is possible that the continued spread of COVID-19 could also further cause disruption in our supply chain; cause delay, or limit the ability of customers to perform, including in making timely payments to us; cause delay in regulatory certification testing of our instruments; and cause other unpredictable events. If any of our supply chain phases were interrupted or terminated, we could experience delays in our product development including the availability of products for clinical testing. The occurrence of one or more of these items could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations. The effects of the COVID-19 pandemic may negatively impact productivity, disrupt our business and delay our clinical programs and timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition.

In addition, any future clinical trials may be affected by the COVID-19 pandemic. Clinical site initiation and patient enrollment may be delayed due to prioritization of hospital resources toward the COVID-19 pandemic.  Also, some patients may not be able to comply with clinical trial protocols if quarantines impede patient movement or interrupt healthcare services. Similarly, our ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 and adversely impact our clinical trial operations.

Our success depends significantly on the establishment and maintenance of successful relationships with our customers.

Our customer base is limited; therefore, we continue to work on diversifying our customer base, while going to great lengths to satisfy the needs of our current customer base. Due to the limited number of customers, if any of our customers terminate their relationship with us, it could materially harm our business and results of operations.

Third parties may claim we are infringing their intellectual property rights, and we could suffer significant litigation or licensing expenses or be prevented from selling products.

As we introduce any new and potentially promising product or service, or improve existing products or services with new features or components, companies possessing competing technologies, or other companies owning patents or other intellectual property rights, may be motivated to assert infringement claims in order to generate royalty revenues, delay or diminish potential sales, and challenge our right to market such products or services. Even if successful in defending against such claims, patent and other intellectual property related litigation is costly and time consuming. In addition, we may find it necessary to initiate litigation in order to protect our patent or other intellectual property rights, and even if the claims are well-founded and ultimately successful, such litigation is typically costly and time-consuming and may expose us to counterclaims, including claims for intellectual property infringement, antitrust, or other such claims. Third parties could also obtain patents or other intellectual property rights that may require us to either redesign products or, if possible, negotiate licenses from such third parties. Adverse determinations in any such litigation could result in significant liabilities to third parties or injunctions, or could require us to seek licenses from third parties, and if such licenses are not available on commercially reasonable terms, prevent us from manufacturing, importing, distributing, selling, or using certain products, any one of which could have a material adverse effect on us. In addition, some licenses may be non-exclusive, which could provide our competitors access to the same technologies. Under any of these circumstances, we may incur significant expenses.

Our ongoing success is dependent upon the continued availability of certain key employees.

We are dependent in our operations on the continued availability of the services of our employees, many of whom are individually key to our current and future success, and the availability of new employees to implement our growth plans. The market for skilled employees is highly competitive, especially for employees in technical fields. While our compensation programs are intended to attract and retain the employees required for us to be successful, ultimately, we may not be able to retain the services of all of our key employees or a sufficient number to execute on our plans. In addition, we may not be able to continue to attract new employees as required.

Our operating results may be adversely affected by increased competition.

We generally sell our products in industries that have increased competition through frequent new product and service introductions, rapid technological changes, and changing industry standards. Without the timely introduction of new products, services, and enhancements, our products and services will become technologically obsolete over time, in which case our revenue and operating results would suffer. The success of our new products and services will depend on several factors, including our ability to:

•	properly identify customer needs and predict future needs;
•	innovate and develop new technologies, services, and applications;

•	successfully commercialize new technologies in a timely manner;
•	manufacture and deliver our products in sufficient volumes and on time;
•	differentiate our offering from our competitors’ offerings;
•	price our products competitively;
•	anticipate our competitors’ development of new products, services, or technological innovations; and
•	control product quantity in our manufacturing process.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We are exposed to liabilities that are unique to the products and services we provide. We maintain insurance for certain risks, and we believe our insurance coverage is consistent with general practices within our industry. However, the amount of our insurance coverage may not cover all claims or liabilities and we may be forced to bear substantial costs.

Increased cybersecurity requirements, vulnerabilities, threats, and more sophisticated and targeted computer crime could pose a risk to our systems, networks, products, services, and data.

Increased global cybersecurity vulnerabilities, threats, and more sophisticated and targeted cyber-related attacks pose a risk to the security of our and our customers’, suppliers’, and third-party service providers’ products, systems, and networks and the confidentiality, availability, and integrity of our and our customers’ data. Although we have implemented policies, procedures, and controls to protect against, detect, and mitigate these threats, we remain potentially vulnerable to additional known or unknown threats. We also have access to sensitive, confidential, or personal data or information that is subject to privacy and security laws, regulations, and customer-imposed controls. Despite our efforts to protect sensitive, confidential, or personal data or information, we may be vulnerable to material security breaches, theft, misplaced or lost data, programming errors, employee errors, and/or malfeasance that could potentially lead to the compromising of sensitive, confidential, or personal data or information, improper use of our systems or networks, unauthorized access, use, disclosure, modification, or destruction of information, defective products, production downtimes, and operational disruptions. In addition, a cyber-related attack could result in other negative consequences, including damage to our reputation or competitiveness and remediation or increased protection costs, and could subject us to fines, damages, litigation, and enforcement actions.

Our facilities located in Houston are susceptible to damage caused by hurricanes or other natural disasters.

Our 1st Detect facilities in Houston are susceptible to damage caused by hurricanes or other natural disasters. Although we insure our properties and maintain business interruption insurance, there can be no guarantee that the coverage would be sufficient or a claim will be fulfilled. A natural disaster could result in a temporary or permanent closure of our business operations, thus impacting our future financial performance.

If we are unable to anticipate technological advances and customer requirements in the commercial and governmental markets, our business and financial condition may be adversely affected.

Our business strategy employs our personnel’s decades of experience to expand the services and products we offer to our customers. We believe that our growth and future financial performance depend upon our ability to anticipate technological advances and customer requirements. We may not be able to achieve the necessary technological advances for us to remain competitive. Our failure to anticipate or respond adequately to changes in technological and market requirements, or delays in additional product development or introduction, could have a material adverse effect on our business and financial performance. Additionally, the cost of capital to fund these businesses will likely require dilution of shareholders.

Significant safety concerns could arise for our BreathTest-1000™ product, which could have a material adverse effect on our future revenues and financial condition.

If the development of the BreathTest-1000 is successfully completed, FDA approval will need to be obtained to market the BreathTest-1000 in the United States. Health care products typically receive regulatory approval based on data obtained in controlled clinical trials of limited duration. Following regulatory approval, these products will be used over longer periods of time in many patients. Investigators may also conduct additional, and perhaps more extensive, studies. If new safety issues are reported, we may be required to amend the conditions of use. For example, we may be required to provide additional warnings on the BreathTest-1000 label or narrow its approved intended use, either of which could reduce the product’s market acceptance. If serious safety issues arise with the BreathTest-1000 product, sales of the product could be halted by us or by regulatory authorities. Safety issues affecting suppliers’ or competitors’ products also may reduce the market acceptance of our products.

We incur substantial upfront, non-reimbursable costs in preparing proposals to bid on contracts or to receive research and development grants that we may not be awarded.

Preparing a proposal to bid on a contract or to receive a research and development grant is labor-intensive and results in the incurrence of substantial costs that are generally not retrievable. Additionally, although we may be awarded a contract or grant, work performance does not commence for several months following completion of the bidding process. If funding problems by the party awarding the contract or grant or other matters further delay our commencement of work, these delays may lower the value of the contract or grant, or possibly render it unprofitable.

A failure of a key information technology system, process, or site could have a material adverse impact on our ability to conduct business.

We rely extensively on information technology systems to interact with our employees and our customers. These interactions include, but are not limited to, ordering and managing materials from suppliers, converting materials to finished products, shipping product to customers, processing transactions, summarizing and reporting results of operations, transmitting data used by our service personnel and by and among our personnel and facilities, complying with regulatory, legal, and tax requirements, and other processes necessary to manage our business. If our systems are damaged or cease to function properly due to any number of causes, ranging from the failures of third-party service providers, to catastrophic events, to power outages, to security breaches, and our business continuity plans do not effectively compensate on a timely basis, we may suffer interruptions in our ability to manage operations which may adversely impact our results of operations and/or financial condition.

A sale of a substantial number of shares of the common stock may cause the price of our common stock to decline.

If our shareholders sell, or the market perceives that our shareholders intend to sell for various reasons, substantial amounts of our common stock in the public market may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We are a smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to such companies, our common stock may be less attractive to investors.

We are a smaller reporting company, (i.e. a company with less than $250 million of public float) and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are required to evaluate the effectiveness of our internal control over financial reporting on an annual basis and publicly disclose any material weaknesses in our controls. Any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and significant expense to remediate, and ultimately could have an adverse effect on our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to assess the effectiveness of our internal control over financial reporting and to disclose if such controls were unable to provide assurance that a material error would be prevented or detected in a timely manner. We have an ongoing program to review the design of our internal controls framework in keeping with changes in business needs, implement necessary changes to our controls design, and test the system and process controls necessary to comply with these requirements. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within our Company will have been detected.

If we or our independent registered public accounting firm identifies material weaknesses in our internal controls, the disclosure of that fact, even if quickly remedied, may cause investors to lose confidence in our financial statements and our stock price may decline. Remediation of a material weakness could require us to incur significant expenses and, if we fail to remedy any material weakness, our ability to report our financial results on a timely and accurate basis may be adversely affected, our access to the capital markets may be restricted, our stock price may decline, and we may be subject to sanctions or investigation by regulatory authorities, including the SEC or Nasdaq. We may also be required to restate our financial statements from prior periods. Execution of restatements create a significant strain on our internal resources and could cause delays in our filing of quarterly or annual financial results, increase our costs, and cause management distraction. Restatements may also significantly affect our stock price in an adverse manner.

We can sell additional shares of common stock without consulting shareholders and without offering shares to existing shareholders, which would result in dilution of shareholders’ interests in the Company and could depress our stock price.

Our Certificate of Incorporation authorizes 50,000,000 shares of common stock, of which 18,557,754 were outstanding as of November 9, 2020, and our Board is authorized to issue additional shares of our common stock. In addition, our Certificate of Incorporation authorizes 2,500,000 shares of “blank check preferred stock.” Shares of “blank check preferred stock” may be issued in such series and with such rights, privileges, and limitations as the Board may, in its sole discretion, determine. The Board has also designated Series C and Series D Preferred Stock, of which no shares and 280,898 shares are outstanding, respectively, as of November 9, 2020.

Although our Board intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing shareholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our capital stock would cause immediate, and potentially substantial, dilution to our existing shareholders, which could also have a material effect on the market value of the shares. Furthermore, our Board may authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, and the right to the redemption of the shares, together with a premium, prior to the redemption of the common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than the common stock or that is convertible into our common stock, which could decrease the relative voting power of the common stock or result in dilution to our existing shareholders.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for many disputes between us and our stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors or officers.

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery for the State of Delaware is the sole and exclusive forum for claims brought by a stockholder, including claims in the right of the corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law (the “DGCL”) confers jurisdiction upon the Court of Chancery of the State of Delaware. The provision indicates that if the Court of Chancery does not have jurisdiction, then the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware, shall be the exclusive forum for such action.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors or officers, which may discourage such lawsuits against us and our directors and officers. Alternatively, if a court were to find our choice of forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Our products and operations are subject to extensive governmental regulation, and failure to comply with applicable requirements could cause our business to suffer.

The medical technology industry is regulated extensively by governmental authorities, principally the FDA, and state regulatory agencies with oversight of various aspects of drug and device distribution, sale, and use. The regulations are very complex, have become more stringent over time, and are subject to rapid change and varying interpretations. Regulatory restrictions or changes could limit our ability to carry on or expand our operations or result in higher than anticipated costs or lower than anticipated sales. The FDA and other federal and state governmental agencies regulate numerous elements of our business, including:

•	product design and development;
•	pre‑clinical and clinical testing and trials;
•	product safety;
•	establishment registration and product listing;
•	labeling and storage;

•	marketing, manufacturing, sales and distribution;
•	pre‑market clearance or approval;
•	servicing and post‑marketing surveillance, including reporting of deaths or serious injuries and malfunctions that, if they recurred, could lead to death or serious injury;
•	advertising and promotion;
•	post‑market approval studies;
•	product import and export; and
•	recalls and field‑safety corrective actions.

Before we can market or sell a new regulated product or a significant modification to an existing product in the United States, we must obtain either clearance under Section 510(k) of the FDCA, grant of a de novo classification request, or approval of a pre‑market approval, or PMA, application from the FDA, unless an exemption from pre‑market review applies. In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a legally marketed “predicate” device (in most cases Class II devices, with a few exceptions), with respect to intended use, technology and safety and effectiveness, in order to clear the proposed device for marketing. Class III devices approved under the PMA process cannot serve as predicates. Clinical data are sometimes required to support substantial equivalence. In the de novo process, the FDA must determine that general and special controls are sufficient to provide reasonable assurance of the safety and effectiveness of a device, which is low to moderate risk and has no predicate (in other words, the applicant must justify the “down-classification” to Class I or II for a new product type that would otherwise automatically be placed into Class III, but is lower risk). The PMA process requires an applicant to demonstrate the safety and effectiveness of the device based on extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life‑sustaining, life‑supporting or implantable devices. Products that are approved through a PMA application generally need FDA approval before they can be modified. Similarly, some modifications made to products cleared through a 510(k) may require a new 510(k). The 510(k), de novo, and PMA processes can be expensive and lengthy and require the payment of significant fees, unless an exemption applies. The FDA’s 510(k) clearance process usually takes from 3 to 12 months, but may take longer. The FDA’s stated goal is to review de novo classification requests within 150 days, 50% of the time, but in reality the process for many applicants generally takes even longer, up to a year or more. The process of obtaining a PMA is much more costly and uncertain than the 510(k) clearance process and generally takes from one to three years, or longer, from the time the application is submitted to the FDA until an approval is obtained. The process of obtaining regulatory clearances, approvals, and emergency use authorization to market a medical device can be costly and time‑consuming, and we may not be able to obtain these clearances, approvals, or authorizations on a timely basis, or at all for our proposed products.

If the FDA requires us to go through a lengthier, more rigorous examination for marketing authorization of the BreathTest-1000 or future modifications to the BreathTest-1000 than we had expected, our product introductions or modifications could be delayed or canceled, which could cause our sales to decline or to not increase in line with our forecasts. In addition, the FDA may determine that future products will require the more costly, lengthy and uncertain PMA process. Although we do not market any devices under PMA, the FDA may demand that we obtain a PMA prior to marketing certain of our future products. Further, even with respect to those future products where a PMA is not required, we cannot assure you that we will be able to obtain the 510(k) clearances with respect to those products.

The FDA can delay, limit or deny clearance, approval, or authorization of a device for many reasons, including:

•	we may not be able to demonstrate that our products are safe and effective for their intended users;
•	the data from our clinical trials may be insufficient to support clearance, approval, or authorization; and
•	the manufacturing process or facilities we use may not meet applicable requirements.

In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay approval or clearance of our products under development. Any delay in, or failure to obtain or maintain, clearance or approval for our products under development could prevent us from generating revenue from these products and adversely affect our business operations and financial results. Additionally, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could dissuade some customers from using our products and adversely affect our reputation and the perceived safety and efficacy of our product. Failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as fines, civil penalties, injunctions, warning letters, recalls of products, delays in the introduction of products into the market, refusal of the FDA or other regulators to grant future clearances or approvals, and the suspension or withdrawal of existing clearances or approvals by the FDA or other regulators. Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and negatively impact our reputation, business, financial condition and operating results. Furthermore, any operations or product applications outside of the United States will subject us to various additional regulatory and legal requirements under the applicable laws and regulations of the international markets we enter. These additional regulatory requirements may involve significant costs and expenditures and, if we are not able to comply with any such requirements, our international expansion and business could be significantly harmed.

Failure to obtain clearance or authorization for the BreathTest-1000, or other delays in the development of the BreathTest-1000, would adversely affect our ability to grow our business.

Commercialization of the BreathTest-1000 may require an Emergency Use Authorization (EUA), FDA clearance of a 510(k) premarket notification submission, or authorization of a de novo submission. The process for submitting and obtaining FDA clearance of a 510(k), authorization of a de novo submission, or EUA can be expensive and lengthy. The FDA’s review process can take several months or longer, and we may not be able to obtain FDA clearance, de novo authorization, or Emergency use Authorization for the BreathTest-1000 on a timely basis, if at all. The FDA’s refusal of, or any significant delays in receiving 510(k) clearance, de novo authorization, or Emergency use Authorization of the BreathTest-1000, would have an adverse effect on our ability to expand our business.  Thus far, we have not performed any clinical testing of the BreathTest-1000, which will likely be required before the device can be marketed.  Even if a clinical trial is completed, there can be no assurance that the data generated during a clinical trial will meet the safety and effectiveness endpoints or otherwise produce results that will lead the FDA to grant marketing clearance, approval, or authorization.  In addition, any other delays in the development of the BreathTest-1000, for example, unforeseen issues during product validation, would have an adverse effect on our ability to commercialize the BreathTest-1000.

FDA’s policy with respect to Emergency Use Authorizations is evolving and may limit the ability for medical products, including the BreathTest-1000, to be eligible for commercialization under an Emergency Use Authorization.

We intend to submit an application with the FDA for Emergency Use Authorization (EUA) for the BreathTest-1000. The FDA has the authority to grant an Emergency Use Authorization to allow unapproved medical products to be used in an emergency to diagnose, treat or prevent serious or life-threatening diseases or conditions when there are no adequate, approved and available alternatives. If we are granted an Emergency Use Authorization for the BreathTest-1000 for the diagnosis of COVID-19, we would be able to commercialize the BreathTest-1000 for the diagnosis of COVID-19 prior to FDA clearance or authorization of a 510(k) or de novo submission, respectively. However, the FDA does not have review deadlines with respect to such submissions and, therefore, the timing of any approval of an EUA submission is uncertain. We cannot guarantee that the FDA will review our data in a timely manner, or that the FDA will accept the data when reviewed. The FDA may decide that our data are insufficient for an EUA and require additional pre-clinical, clinical or other studies and refuse to approve our application. In addition, the FDA may revoke an Emergency Use Authorization where it is determined that the underlying health emergency no longer exists or warrants such authorization, and we cannot predict how long, if ever, an Emergency Use Authorization would remain in place.  Further, the FDA’s policy with respect to EUAs related to COVID-19 is continuously evolving and may in the future limit the ability for medical products, including the BreathTest-1000, to be eligible for an EUA.  If we are unsuccessful in obtaining an EUA for the BreathTest-1000 in a timely manner or at all, or if any granted EUA is revoked after a short period of time, it could have a material adverse effect on our future business, financial condition, operating results and cash flows.

Modifications to our products may require new 510(k) clearances, de novo submissions, or pre‑market approvals, or may require us to cease marketing or recall the modified products until clearances are obtained.

Any modification to a 510(k)‑cleared device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design, or manufacture, requires a new 510(k) clearance or, possibly, a de novo or PMA. The FDA requires every manufacturer to make this determination in the first instance, and provides some guidance on decision making, but the FDA may review any manufacturer’s decision at any time. The FDA may not agree with our decisions regarding whether new clearances or approvals are necessary. If the FDA disagrees with our determination and requires us to submit new 510(k) notifications, de novo submissions or PMAs for modifications to our previously cleared or approved products for which we have concluded that new clearances or approvals are unnecessary, we may be required to cease marketing or to recall the modified product until we obtain clearance or approval, and we may be subject to significant regulatory fines or penalties.

If we or our third‑party suppliers fail to comply with the FDA’s good manufacturing practice regulations or fail to adequately, timely, or sufficiently respond to an FDA Form 483 or subsequent Warning Letter, this could impair our ability to market our products in a cost‑effective and timely manner and could result in FDA enforcement action.

We and our third‑party suppliers are required to comply with the FDA’s Quality System Regulation, or QSR, and Current Good Manufacturing Practices (cGMP) which covers the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our product. The FDA audits compliance with the QSR, cGMP and related regulations through periodic announced and unannounced inspections of manufacturing and other facilities. The FDA may conduct these inspections or audits at any time. If, during the inspection, FDA identifies issues which, in FDA’s judgment, may constitute violations of the Federal Food, Drug, and Cosmetic Act or FDA’s regulations, the FDA inspector may issue an FDA Form 483 listing these observations.

Note that if an entity does not address observations found in an FDA Form 483 to FDA’s satisfaction, the FDA could take enforcement action, including any of the following sanctions:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
•	customer notifications or repair, replacement, refunds, recall, detention or seizure of our product;
•	operating restrictions or partial suspension or total shutdown of production;
•	refusing or delaying our requests for 510(k) clearance or pre‑market approval of new products or modified products;
•	withdrawing 510(k) clearances or pre‑market approvals that have already been granted;
•	refusal to grant export approval for our product; or
•	criminal prosecution.

Any of the foregoing actions could have a material adverse effect on our reputation, business, financial condition and operating results.

A recall of our product, or the discovery of serious safety issues with our product, could have a significant adverse impact on us.

The FDA has the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture or in the event that a product poses an unacceptable risk to health.

Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government‑mandated or voluntary recall by us or one of our distributors could occur as a result of an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of our products would divert managerial and financial resources and have an adverse effect on our reputation, financial condition and operating results, which could impair our ability to produce our products in a cost‑effective and timely manner.

Further, under the FDA’s medical device reporting, or MDR regulations, we are required to report to the FDA any incident in which our products may have caused or contributed to a death or serious injury or in which our products malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. Repeated product malfunctions may result in a voluntary or involuntary product recall, which could divert managerial and financial resources, impair our ability to manufacture our products in a cost‑effective and timely manner and have an adverse effect on our reputation, financial condition and operating results. Depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA may require, or we may decide, that we will need to obtain new approvals or clearances for the device before we may market or distribute the corrected device. Seeking such approvals or clearances may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action, including FDA warning letters, product seizure, injunctions, administrative penalties, or civil or criminal fines. We may also be required to bear other costs or take other actions that may have a negative impact on our sales as well as face significant adverse publicity or regulatory consequences, which could harm our business, including our ability to market our products in the future.

Any adverse event involving our products could result in future voluntary corrective actions, such as recalls or customer notifications, or regulatory agency action, which could include inspection, mandatory recall or other enforcement action. Any corrective action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.

We may be liable if the FDA or other U.S. enforcement agencies determine we have engaged in the off‑label promotion of our products or have disseminated false or misleading labeling or promotional materials.

Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including laws and regulations prohibiting marketing claims that promote the off‑label use of our products or that make false or misleading statements. Healthcare providers may use our products off‑label, as the FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine. FDA also could conclude that a performance claim is misleading if it determines that there are inadequate non‑clinical and/or clinical data supporting the claim. If the FDA determines that our promotional materials or training promote of an off‑label use or make false or misleading claims, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fines and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they determine that our promotional or training materials promote an unapproved use or make false or misleading claims, which could result in significant fines or penalties. Although our policy is to refrain from statements that could be considered off‑label promotion of our products or false or misleading, the FDA or another regulatory agency could disagree. Violations of the FDCA may also lead to investigations alleging violations of federal and state health care fraud and abuse laws, as well as state consumer protection laws, which may lead to costly penalties and may adversely impact our business. Recent court decisions have impacted FDA’s enforcement activity regarding off-label promotion in light of First Amendment Considerations; however, there are still significant risks in this area, in part due to the potential for False Claims Act exposure. In addition, the off‑label use of our products may increase the risk of product liability claims. Product liability claims are expensive to defend and could result in substantial damage awards against us and harm our reputation.

Legislative or regulatory healthcare reforms may make it more difficult and costly for us to obtain reimbursement for our products or regulatory clearance or approval of our future products, and to produce, market and distribute those products after clearance or approval is obtained.

Recent political, economic and regulatory influences are subjecting the healthcare industry to fundamental changes. Both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation and regulations designed to contain or reduce the cost of healthcare. Such legislation and regulations may result in decreased reimbursement for our product, which may further exacerbate industry‑wide pressure to reduce the prices charged for our product. This could harm our ability to market our products and generate sales. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our current products and future products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of our products. Delays in receipt of or failure to receive regulatory clearances or approvals for any future products would negatively impact our long‑term business strategy.

In the U.S., there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that restrict or regulate post‑approval activities, which may affect our ability to profitably sell product candidates for which we obtain marketing approval. Such government‑adopted reform measures may adversely impact the pricing of healthcare products and services in the United States or internationally and the amount of reimbursement available from third‑party payors.

Our financial performance may be adversely affected by medical device tax provisions in healthcare reform laws.

The Patient Protection and Affordable Care Act (the “PPACA”) imposed, among other things, an excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the United States. Under these provisions, the Congressional Research Service predicted that the total cost to the medical device industry may be up to $20 billion over a decade. The Internal Revenue Service issued final regulations implementing the tax in December 2012, which required, among other things, bi-monthly payments and quarterly reporting. The Consolidated Appropriations Act, 2016 (Pub. L. 114-113), signed into law in December 2015, included a two-year moratorium on the medical device excise tax. A second two-year moratorium on the medical device excise tax was signed into law in January 2018 as part of the Extension of Continuing Appropriations Act, 2018 (Pub. L. 115-120), extending the moratorium through December 31, 2019. On December 20, 2019, President Trump signed into law a permanent repeal of the medical device tax under the PPACA, but there is no guarantee that Congress or the President will not reverse course in the future. If such an excise tax on sales of our products in the United States is enacted, it could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of shares of our common stock are sold at a price of $1.82 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 16, 2020 for aggregate gross proceeds of $3,582,614, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.66 per share, representing the difference between our pro forma net tangible book value per share, as adjusted, as of September 30, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options or warrants could result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could cause our stock price to fall.

We may issue and sell additional shares of commons stock in the public markets, including during this offering. As a result, a substantial number of our shares of common stock may be sold in the public market. Sales of a substantial number of our shares of common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future.. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Distribution Agent at any time throughout the term of the Offering Agreement. The number of shares that are sold by the Distribution Agent after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $3,582,614 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Pending any specific application, we may initially invest funds in short-term marketable securities.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as-adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2020 was approximately $(1,444,000), or $(0.18) per share.  On a pro forma basis, after giving effect to the October 21, 2020 public offering of 7,826,086 shares of common stock for net proceeds of $16,324,400 and the October 28, 2020 registered direct offering of 2,887,906 shares of common stock for net proceeds of $5,629,378 as if they had occurred at the end of the quarter ended September 30, 2020, our pro forma net tangible book value as of September 30, 2020 would have been approximately $20,509,778, or approximately $1.11 per share of our common stock.

After giving effect to the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus in the aggregate amount of $3,582,614 at an assumed offering price of $1.82 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 16, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma net tangible book value, as adjusted, as of September 30, 2020 would have been approximately $23,864,914, or $1.16 per share of common stock. This represents an immediate increase in the pro forma net tangible book value of $0.06 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $0.66 per share to new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share	$1.82
Historical net tangible book value (deficit) per share as of September 30, 2020	$(0.18)
Pro Forma increase in historical net tangible book value (deficit) per share attributable to the October 2020 offerings described above	$1.29
Pro forma net tangible book value per share as of September 30, 2020	$1.11
As adjusted pro forma net tangible book value per share as of September 30, 2020, after giving effect to this offering	$1.16
Dilution per share to new investors purchasing shares in this offering	$0.66

The table above assumes for illustrative purposes that an aggregate of 1,968,469 shares of our common stock are sold pursuant to this prospectus supplement and the accompanying prospectus at a price of $1.82 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 16, 2020, for aggregate gross proceeds of $3,582,614. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.82 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,582,614 is sold at that price, would result in a pro forma net tangible book value per share, as adjusted, after the offering of $1.18 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.89 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.82 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,582,614 is sold at that price, would result in a pro forma net tangible book value per share, as adjusted, after the offering of $1.15 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.42 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The above discussion and table are based on 18,556,087 shares of our common stock outstanding as of September 30, 2020, after giving effect to the issuance and sale of 10,713,992 shares of common stock by us in public offerings in October 2020 and excludes the following, all as of September 30, 2020:

•	324,661 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.68 per share;

•	280,898 shares of our common stock issuable upon the conversion of our D Preferred Stock;
•	2,129,775 shares of our common stock to be reserved for potential future issuance pursuant to our Equity Incentive Plans; and
•	85,913 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $5.14 per share.

To the extent that options or warrants are exercised or preferred stock is converted into common stock, there may be further dilution to new investors.

DESCRIPTION OF CAPITAL STOCK

 General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation  and our Bylaws (“Bylaws”) that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 50,000,000 shares of common stock, par value $0.001, and 2,500,000 shares of preferred stock, par value $0.001. Our Board may establish the rights and preferences of the preferred stock from time to time. As of December 16, 2020, there were 18,956,011 shares of our common stock issued and 18,556,087 outstanding and 280,898 shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Certificate of Incorporation provides that our Board of Directors (the “Board”) may by resolution, without further vote or action by the shareholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further shareholder approval. Once designated by our Board, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our Certificate of Incorporation and any certificates of designation that the Board may adopt.  Prior to the issuance of shares of each series of preferred stock, the Board is required to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board;

•

the rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

•

whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

•

the rights including the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•

the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

•

the voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board; and

•

the preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Company, whether or not convertible into shares of stock with the Company.

The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Our Board has previously authorized the issuance of our Series B Preferred Stock (as defined below), which could impede the completion of a merger, tender offer or other takeover attempt. See “Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation, Bylaws and the Delaware General Corporation Law” below.

Series B Preferred Stock

On October 9, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the series B preferred stock (the “Series B Preferred Stock”) with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The following is only a summary of the Certificate of Designation and is qualified in its entirety by reference to the full text of the Certificate of Designation which is incorporated by reference herein.

Designation, Amount and Par Value. The number of shares of Series B Preferred Stock designated shall be up to 866,950. Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $2.35 (the “Stated Value”).

Dividends. The holder shall be entitled to receive, and the Company shall pay, dividends on shares of preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on the shares of Series B Preferred Stock.

Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of the Preferred Shares, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series B Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Liquidation. Upon any Liquidation (as defined in the Certificate of Designation), the holder shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each Preferred Share before any distribution or payment shall be made to the holders of any Junior Securities (as defined in the Certificate of Designation). A Fundamental Transaction or Change of Control Transaction (each as defined in the Certificate of Designation) shall not be deemed a Liquidation.

Fundamental Transaction. If, at any time while the Series B Preferred Stock are outstanding, upon a Fundamental Transaction, the Holder shall have the right to receive, for each Conversion Share (as defined in the Certificate of Designation) that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any Alternate Consideration (as defined in the Certificate of Designations) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Preferred Shares are convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction.

Automatic Conversion. On the first Trading Day after the Company obtains Shareholder Approval (as defined in the Certificate of Designation), all outstanding shares of Series B Preferred Stock shall automatically be converted into such number of shares of common stock as determined by dividing the Stated Value by the Conversion Price then in effect.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation, Bylaws and the Delaware General Corporation Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our company.

Furthermore, our Certificate of Incorporation and Bylaws may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a shareholder might consider favorable. Such provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. In particular, the Certificate of Incorporation and Bylaws, as applicable, among other things:

•	provide the Board with the ability to alter the Bylaws without shareholder approval;

•	place limitations on the removal of directors; and

•	provide that vacancies on the Board may be filled by a majority of the directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with its Board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause our market price of our common stock to decline.

Blank Check Preferred.    Our Board is authorized to create and issue from time to time, without shareholder  approval, up to an aggregate of 2,500,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series. The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws.    The Bylaws contain an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders, including proposed nominations of persons for election to our Board. Shareholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. The Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

Our Certificate of Incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Certificate of Incorporation provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by the DGCL. Our Bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by the DGCL. Our Bylaws require that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the DGCL. Our Bylaws will also provide our board of directors with discretion to indemnify our other officers and employees when determined appropriate by our board of directors. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors' and officers' liability insurance.

The limitation of liability and indemnification provisions in our Certificate of incorporation and Bylaws  may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

We have entered into an at-the-market offering agreement with Wainwright, dated December 18, 2020, under which we may issue and sell shares of our common stock from time to time through the Distribution Agent, acting as agent, subject to certain limitations, pursuant to this prospectus supplement and the accompanying prospectus. Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. We may instruct the Distribution Agent not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Distribution Agent may suspend the offering of our common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the Offering Agreement, we will notify the Distribution Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Distribution Agent, unless the Distribution Agent declines to accept the terms of the notice, the Distribution Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agent under the Offering Agreement to sell our common stock are subject to a number of conditions that we must satisfy.

We will pay the Distribution Agent commissions for its services in acting as agent in the sale of our common stock. The Distribution Agent will be entitled to a commission equal to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Distribution Agent for fees and disbursements related to its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation payable to the Distribution Agent under the terms of the Offering Agreement, will be approximately $70,000.

Settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, or on such earlier day as is then industry practice for regular-way trading, or on some other date that is agreed upon by us and the Distribution Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Distribution Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Offering Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to the Offering Agreement, or (ii) the termination of the Offering Agreement as permitted therein.

This summary of the material provisions of the Offering Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Offering Agreement is filed with the SEC as an exhibit to a Current Report on Form 8-K filed on December 18, 2020. See “Where You Can Find Additional Information” below.

The Distribution Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Distribution Agent will not engage in any market making or stabilizing activities involving our common stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS

Sheppard, Mullin, Richter & Hampton LLP, New York, New York, has passed upon the validity of the common stock offered hereby. Ellenoff, Grossman & Schole LLP, New York, New York, is counsel for the Distribution Agent in connection with this offering.

EXPERTS

The consolidated financial statements as of June 30, 2020 and 2019 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Armanino LLP, an independent registered public accounting firm, incorporated herein by reference (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1‑800‑SEC‑0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described above. Statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We also maintain a web site at www.astrotechcorp.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

•

Current Reports on Form 8-K, filed with the SEC on July 2, 2020, August 26, 2020, September 8, 2020, September 10, 2020, September 14, 2020, October 20, 2020, October 23, 2020, October 30, 2020, October 30, 2020, November 13, 2020, and December 18, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2020;
•	Annual Report on Form 10-K for the year ended June 30, 2020.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (512) 485-9530 or by writing to us at the following address:

Astrotech Corporation

2028 E. Ben White Blvd., Suite 240-9530

Austin, Texas 78741

Attn: Eric Stober, Chief Financial Officer

PROSPECTUS

ASTROTECH CORPORATION

$30,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $30,000,000.

This prospectus provides a general description of the securities we may offer.  Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on the NASDAQ Capital Market under the symbol “ASTC”. On July 2, 2018, the last reported sale price of our common stock was $3.61. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $11,801,961.46, which was calculated based on 4,100,346 shares of common stock outstanding, as of August 7, 2018, of which 3,113,974 shares were held by non-affiliates, and a price per share of $3.79, which was the closing sale price of our common stock on The Nasdaq Capital Market on August 7, 2018. Prior to the date of this Prospectus, we had offered and sold no securities pursuant to General Instruction I.B.6 of Form S-3, and will update this information on any prospectus supplement we file under this Registration Statement.

Investing in our securities involves various risks.  See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”. You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 20, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $30,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Company References

In this prospectus, “Astrotech,” “the Company,” “we,” “us,” and “our” refer to Astrotech Corporation, a Delaware corporation, unless the context otherwise requires.

OUR BUSINESS

Astrotech Corporation (NASDAQ: ASTC), a Delaware corporation organized in 1984, is an innovative science and technology development and commercialization company. We invent, acquire, and commercialize technological innovations sourced from research institutions, laboratories, and internally, to maximize shareholder value.

The Company currently operates two reportable business units, Astro Scientific and Astral Images Corporation, and their efforts are focused on the below.

Astro Scientific

•	1st Detect Corporation (“1st Detect”) is a manufacturer of advanced chemical detection technology that detects and identifies trace amounts of explosives and narcotics.

•	Astrogenetix, Inc. (“Astrogenetix”) is developing next-generation vaccines using the unique environment of microgravity.

Astral Images Corporation

•	Astral Images Corporation (“Astral”) is a developer of advanced film restoration and enhancement software

Our Business Units

Astro Scientific

Astro Scientific is a technology incubator that commercializes innovative technologies. Subsidiaries 1st Detect and Astrogenetix currently comprise Astro Scientific:

1st Detect - 1st Detect is a manufacturer of advanced chemical detection technology that detects and identifies trace amounts of explosives and narcotics. The Company offers technology that outperforms currently deployed competitive trace detection solutions by offering:

•	A higher probability of detection with a near-zero false alarm rate
•	A considerably expanded library of explosives, narcotics, and other compounds of interest
•	A virtually unlimited target library that can be instantaneously updated or expanded in the field without requiring hardware configuration changes
•	Improved throughput at security or inspection checkpoints
•	Competitive pricing to current solutions

Our efforts have resulted in a platform technology that has many diverse market opportunities, with the initial focus remaining on the explosives trace detection (“ETD”) market where ion mobility spectrometers (“IMS”) are currently the leading technology. With 25,000 IMS instruments installed in the field, most are nearing their end of life. We believe these IMS systems have many shortcomings - most notably their limited library of detectable compounds, inability to adapt quickly to emerging threats, limited probability of detection, and significant false positive rates that extend security or inspection checkpoint wait times.

As the current generation of IMS technology is replaced, we are positioning the Company to be the best next-generation solution for this market. Following a successful demonstration of our technology to U.S. Department of Homeland Security (“DHS”) and Transportation Security Administration (“TSA”) personnel in late 2017, we recently announced that the Tracer 1000 has entered in the Developmental Testing and Evaluation (“DT&E”) process at the DHS’s Transportation Security Laboratory (“TSL”). Successful completion and passing of the DT&E phase would lead to TSL Certification – a significant endorsement that foreign governments and other U.S. government agencies consider when procuring ETDs. Certification is also a major step towards being listed on the TSA’s Qualified Products List (“QPL”), and subsequently being deployed in airports throughout the U.S. In addition, we also recently announced that the TRACER

1000 has been accepted into the TSA’s Air Cargo Screening Technology Qualification Test (“ACSQT”) program, representing a major step toward inclusion on TSA’s exclusive Air Cargo Screening Technology List (“ACSTL”) and having the TRACER 1000 deployed at airports and cargo facilities worldwide to screen both checked luggage and other air cargo. It has been designed to enable air carriers, freight forwarders, shippers, and independent cargo facilities to stay ahead of evolving threats while optimizing cargo throughput. Finally, we also recently announced the acceptance of the TRACER 1000 into the European Civil Aviation Conference (“ECAC”)’s Common Evaluation Process (“CEP”) for airport checkpoint screening of passengers and cargo. ECAC is the European regulator on aviation security, the equivalent of the U.S. TSA. The CEP was established to provide standards for security equipment performance across ECAC’s 44 member nations.

Astrogenetix - Astrogenetix is applying a fast-track, on-orbit discovery platform using the International Space Station to develop vaccines. The Center for Vaccine Development at the University of Maryland (“UMD”), one of the leading vaccinology institutions in the world, independently validated our target vaccine for Salmonella through funding provided by NASA. We are currently looking for funding to finance the pursuit of an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (“FDA”).

Astral Images Corporation

Astral Images is a developer of advanced film restoration and enhancement software. The Company offers significant cost savings to content owners who traditionally employ a laborious, inconsistent, and expensive manual frame-by-frame restoration process. At 24 frames-per-second, a full-length movie can easily have in excess of 200,000 frames, making manual conversion prohibitively expensive in some instances. Movie studios have announced that they are currently considering a shift to 4K and/or high dynamic range (“HDR”) (collectively known as ultra-high definition (“UHD”)) content, and therefore, film assets will need to be rescanned and restored in order to remain relevant in the next generation of video content distribution through over the top (“OTT”) providers such as Netflix, Amazon Prime, and Hulu. Astral is positioned to lead this shift using its powerful artificial intelligence (“AI”)-driven algorithms that remove dust, scratches, and defects from film while converting the content to a digital format with significantly enhanced resolution. In addition, the intelligent software automatically restores the film’s original color, optimizing the content to be viewed in 4K. Coupled with Astral’s HDR technology, which maximizes the contrast ratio, or the difference in light intensity from the darkest blacks and brightest whites, and a significantly expanded color gamut (1.06 billion available colors instead of 16 million), Astral’s technology yields a result that is optimized for today’s most state of the art televisions.

This same technology is being applied to film held at film archives and museums with significant film collections throughout the world. This market is less driven by optimizing content for the latest standards and more concerned with preserving their treasured film assets. Film degrades over time, colors fade, buckling occurs, the film becomes brittle and eventually turns to dust, and in some cases, it becomes combustible. Astral provides an ideal solution for such entities as they tend to be more cost conscious than film studios, and Astral’s automated process is much less expensive than their alternative – manual restoration.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $30,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;
•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States federal income tax considerations.

Common Stock

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

We currently have authorized 15,000,000 shares of common stock, no par value. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our Board of Directors (the “Board” or “Board of Directors”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 2,500,000 shares of preferred stock, no par value, none of which are outstanding. Our Board has designated 300,000 as Series A Junior Preferred Stock, none of which are outstanding. Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. Forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred shareholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Corporate Information

Our principal executive offices are located at 201 West 5th Street, Suite 1275, Austin, Texas 78701. Our telephone number is (512) 485-9530 and our website address is www.astrotechcorp.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities, will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions as updated from time to time in our Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K, all of which are incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

We have incurred significant losses since inception and anticipate that we will incur continued losses for the foreseeable future.

As of March 31, 2018, we had an accumulated deficit of approximately $180 million. We expect to incur significant and increasing operating losses for the next several years as we continue our operations and are unable to predict the extent of any future losses or when we will become profitable, if at all. If we are unable to achieve and then maintain profitability, the market value of our common stock will likely experience significant decline.

Our business units are in an early development stage. They have earned limited revenues and it is uncertain whether they will earn any revenues in the future or whether any of them will ultimately be profitable.

Our business units are in an early stage with a limited operating history. Future operations are subject to all of the risks inherent in the establishment of a new business including, but not limited to, risks related to capital requirements, failure to establish business relationships, and competitive disadvantages against larger and more established companies. These business units will require substantial amounts of funding to continue to commercialize its products. If such funding comes in the form of equity financing, such equity financing may involve substantial dilution to existing shareholders. Even with funding, our products may fail to be effective or attractive to the market or lack the necessary financial or other resources or relationships to be successful.

These business units can be expected to experience continued operating losses until it can generate sufficient revenues to cover its operating costs. Furthermore, there can be no assurance that the business will be able to develop, manufacture, or market additional products in the future, that future revenues will be significant, that any sales will be profitable, or that the business will have sufficient funds available to complete its commercialization efforts.

Any products and technologies developed and manufactured by our business units may require regulatory approval prior to being made, marketed, sold, and used. There can be no assurance that regulatory approval of any products will be obtained.

The commercial success of any of our business units will depend, in part, on obtaining patent and other intellectual property protection for the technologies contained in any products it develops. In addition, our business units may need to license intellectual property to commercialize future products or avoid infringement of the intellectual property rights of others. There can be no assurance that licenses will be available on acceptable terms and conditions, if at all. Our business units may suffer if any licenses terminate, if the licensors fail to abide by the terms of the license or fail to prevent infringement by third parties, if the licensed patents or other rights are found to be invalid, or if our respective business unit is unable to enter into necessary licenses on acceptable terms. If such business unit, or any third-party, from whom it licenses intellectual property, fails to obtain adequate patent or other intellectual property protection for intellectual property covering its products, or if any protection is reduced or eliminated, others could use the intellectual property covering the products, resulting in harm to the competitive business position of this business unit. In addition, patent and other intellectual property protection may not provide our business units with a competitive advantage against competitors that devise ways of making competitive products without infringing any patents that this business unit owns or has rights to. Such competition could adversely affect the prices for any products or the market share of any of our business units and could have a material adverse effect on its results of operations and financial condition.

Our cash and cash equivalents may not be sufficient to fund our operating expenses, capital equipment requirements, and other expected liquidity requirements.

Our future capital requirements will depend on a number of factors, including our success in developing and expanding markets for our products, payments under possible future strategic arrangements, continued progress of our research and development of potential products, the need to acquire licenses to new technology, costs associated with increasing our manufacturing and development facilities, costs associated with strategic acquisitions including integration costs and assumed liabilities, litigation expense, the status of competitive products, and potential cost associated with both protecting and defending our intellectual property. Additionally, actions taken as a result of the ongoing internal evaluation of our business could result in expenditures that are not currently contemplated. Factors that could affect our capital requirements, in addition to those listed above include continued collections of accounts receivable consistent with our historical experience and our ability to manage product development efforts.

We cannot be certain that additional financing will be available on reasonable terms when needed, or at all, which could seriously harm our business.

We have incurred net losses and negative cash flow from operations in recent prior periods, and we may not achieve or maintain profitability in the future. As a result, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. Therefore, we may need to raise additional funds and we cannot assure investors that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked, or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our common stock, and our existing stockholders may experience dilution.

Our financial statements include an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

As of March 31, 2018, the Company had working capital of $5.6 million and held cash and cash equivalents of $0.6 million. For fiscal year 2017, the Company reported a net loss of $11.6 million and net cash used in operating activities of $8.8 million. Our decreased working capital position as of March 31, 2018, along with our historical use of cash in operations raises substantial doubt about the Company’s ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, the sale of the shares of our common stock or obtaining alternate financing.

Our success depends significantly on the establishment and maintenance of successful relationships with our customers.

We cannot make any assurances that any customer will require our services in the future. Therefore, we continue to work on diversifying our customer base, while going to great lengths to satisfy the needs of our current customer base.

Third parties may claim we are infringing their intellectual property rights, and we could suffer significant litigation or licensing expenses or be prevented from selling products.

As we introduce any new and potentially promising product or service, or improve existing products or services with new features or components, companies possessing competing technologies, or other companies owning patents or other intellectual property rights, may be motivated to assert infringement claims in order to generate royalty revenues, delay or diminish potential sales, and challenge our right to market such products or services. Even if successful in defending against such claims, patent and other intellectual property related litigation is costly and time consuming. In addition, we may find it necessary to initiate litigation in order to protect our patent or other intellectual property rights, and even if the claims are well-founded and ultimately successful, such litigation is typically costly and time-consuming and may expose us to counterclaims, including claims for intellectual property infringement, antitrust, or other such claims. Third parties could also obtain patents or other intellectual property rights that may require us to either redesign products or, if possible, negotiate licenses from such third parties. Adverse determinations in any such litigation could result in significant liabilities to third parties or injunctions, or could require us to seek licenses from third parties, and if such licenses are not available on commercially reasonable terms, prevent us from manufacturing, importing, distributing, selling, or using certain products, any one of which could have a material adverse effect on us. In addition, some licenses may be non-exclusive, which could provide our competitors access to the same technologies. Under any of these circumstances, we may incur significant expenses.

Our ongoing success is dependent upon the continued availability of certain key employees.

We are dependent in our operations on the continued availability of the services of our employees, many of whom are individually key to our current and future success, and the availability of new employees to implement our growth plans. The market for skilled employees is highly competitive, especially for employees in technical fields. While our compensation programs are intended to attract and retain the employees required for us to be successful, ultimately, we may not be able to retain the services of all of our key employees or a sufficient number to execute on our plans. In addition, we may not be able to continue to attract new employees as required.

Increased competition

We generally sell our products in industries that have increased competition through frequent new product and service introductions, rapid technological changes, and changing industry standards. Without the timely introduction of new products, services, and enhancements, our products and services will become technologically obsolete over time, in which case our revenue and operating results would suffer. The success of our new products and services will depend on several factors, including our ability to:

•	properly identify customer needs and predict future needs;
•	innovate and develop new technologies, services, and applications;
•	successfully commercialize new technologies in a timely manner;
•	manufacture and deliver our products in sufficient volumes and on time;
•	differentiate our offering from our competitors offerings;
•	price our products competitively;
•	anticipate our competitors development of new products, services, or technological innovations; and
•	control product quantity in our manufacturing process

Our insurance coverage may be inadequate to cover all significant risk exposures.

We are exposed to liabilities that are unique to the products and services we provide. We maintain insurance for certain risks, and we believe our insurance coverage is consistent with general practices within our industry. However, the amount of our insurance coverage may not cover all claims or liabilities and we may be forced to bear substantial costs.

Increased cybersecurity requirements, vulnerabilities, threats, and more sophisticated and targeted computer crime could pose a risk to our systems, networks, products, services, and data.

Increased global cybersecurity vulnerabilities, threats, and more sophisticated and targeted cyber-related attacks pose a risk to the security of our and our customers’, suppliers’, and third-party service providers’ products, systems, and networks and the confidentiality, availability, and integrity of our and our customers’ data. Although we have implemented policies, procedures, and controls to protect against, detect, and mitigate these threats, we remain potentially vulnerable to additional known or unknown threats. We also have access to sensitive, confidential, or personal data or information that is subject to privacy and security laws, regulations, and customer-imposed controls. Despite our efforts to protect sensitive, confidential, or personal data or information, we may be vulnerable to material security breaches, theft, misplaced or lost data, programming errors, employee errors, and/or malfeasance that could potentially lead to the compromising of sensitive, confidential, or personal data or information, improper use of our systems or networks, unauthorized access, use, disclosure, modification, or destruction of information, defective products, production downtimes, and operational disruptions. In addition, a cyber-related attack could result in other negative consequences, including damage to our reputation or competitiveness and remediation or increased protection costs, and could subject us to fines, damages, litigation, and enforcement actions.

Our facilities located in Houston are susceptible to damage caused by hurricanes, earthquakes, or other natural disasters.

Our 1st Detect facilities in Houston are susceptible to damage caused by hurricanes or other natural disasters. Although we insure our properties and maintain business interruption insurance, there can be no guarantee that the coverage would be sufficient or a claim will be fulfilled. A natural disaster could result in a temporary or permanent closure of our business operations, thus impacting our future financial performance.

If we are unable to anticipate technological advances and customer requirements in the commercial and governmental markets, our business and financial condition may be adversely affected.

Our business strategy employs our personnel’s decades of experience to expand the services and products we offer to our customers. We believe that our growth and future financial performance depend upon our ability to anticipate technological advances and customer requirements. There can be no assurance that we will be able to achieve the necessary technological advances for us to remain competitive. Our failure to anticipate or respond adequately to changes in technological and market requirements, or delays in additional product development or introduction, could have a material adverse effect on our business and financial performance. Additionally, the cost of capital to fund these businesses will likely require dilution of shareholders.

We plan to develop new products and services. No assurances can be given that we will be able to successfully develop these products and services.

Our business strategy outlines the use of the decades of experience we have accumulated to expand the services and products we offer to both U.S. Government agencies and commercial industries. These services and products involve new and untested technologies and business models. These technologies and business models may not be successful, which could result in the loss of any investment we make in developing them.

As a U.S. Government contractor, we are subject to extensive Federal procurement rules and regulations as well as contractual obligations that are unique to doing business with the U.S. Government. Non-compliance with any such rules, regulations, or contractual obligations could negatively affect current programs, potential awards, and our ability to do business with the U.S. Government in the future.

U.S. Government contractors must comply with extensive procurement regulations and other requirements including, but not limited to, those appearing in the Federal Acquisition Regulation (FAR) and its supplements, as well as specific procurement rules and contractual conditions imposed by various U.S. Government agencies. Many of these types of requirements do not appear in our contracts with commercial customers or foreign governments. In particular, U.S. Government contracts typically contain provisions and are subject to laws and regulations that give the Government agencies rights and remedies not typically found in commercial contracts, including providing the Government agency with the ability to unilaterally:

•	terminate our existing contracts;
•	reduce the value of our existing contracts;
•	modify some of the terms and conditions in our existing contracts;
•	suspend or permanently prohibit us from doing business with the government or with any specific government agency;
•	control and potentially prohibit the export of our products;
•	cancel or delay existing multiyear contracts and related orders if the necessary funds for contract performance for any subsequent year are not appropriated;
•	decline to exercise an option to extend an existing multiyear contract; and
•	claim rights to technologies and systems invented, developed, or produced by us.

U.S. Government agencies and the agencies of certain other governments with which we contract can terminate their contracts with us for convenience, and in that event, we generally may recover only our incurred or committed costs, settlement expenses, and profit on the work completed prior to termination. If an agency terminates a contract with us for default, we may be denied any recovery and may be liable for excess costs incurred by the agency in procuring undelivered items from an alternative source. Decisions by an agency to terminate one of our contracts for default could negatively affect our ability to win future awards not only from such agency, but also from other government agencies and commercial customers, many of whom evaluate past performance, or are required to review past performance information, when making their procurement decisions.

U.S. Government agencies may also initiate civil False Claims Act litigation against us based on allegations related to our performance of contracts for the U.S. Government, or to our compliance with procurement regulations and other legal requirements to which such contracts are subject, or both. Such litigation can be expensive to defend and, if found liable, can result in treble damages and significant civil penalties. The U.S. Government may also initiate administrative proceedings that, if resulting in an adverse finding against us or any of our subsidiaries as to our present responsibility to be a U.S. Government contractor or subcontractor, could result in our company or our subsidiaries being suspended for a period of time from eligibility for awards of new government contracts or task orders or in a loss of export privileges and, if satisfying the requisite level of seriousness, in our debarment from contracting with the U.S. Government for a specified term as well as being subject to other remedies available to the U.S. Government.

Our business could be adversely affected by a negative audit by the U.S. Government.

U.S. Government agencies routinely audit and investigate government contractors. These agencies review a contractor’s performance under its contracts, cost structure, and compliance with applicable laws, regulations, and standards. The U.S. Government may also review the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation, and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or prohibition from doing business with the U.S. Government. In addition, we could suffer serious reputational harm that may affect our non-governmental business if allegations of impropriety were made against us.

Certain of our U.S. Government contracts are dependent upon our employees obtaining and maintaining required security clearances, as well as our ability to obtain security clearances for the facilities in which we perform sensitive government work.

Certain of our U.S. Government contracts require our employees to maintain various levels of security clearances, and we are required to maintain certain facility security clearances. If we cannot maintain or obtain the required security clearances for our facilities and our employees, or obtain these clearances in a timely manner, we may be unable to perform certain U.S. Government contracts. Further, loss of a facility clearance, or an employee's failure to obtain or maintain a security clearance, could result in a U.S. Government customer terminating an existing contract or choosing not to renew a contract. Lack of required clearances could also impede our ability to bid on or win new U.S. Government contracts. This could damage our reputation and adversely affect our business, financial condition, and results of operations.

We incur substantial upfront, non-reimbursable costs in preparing proposals to bid on contracts that we may not be awarded.

Preparing a proposal to bid on a contract is labor-intensive and results in the incurrence of substantial costs that are generally not retrievable. Additionally, although we may be awarded a contract, work performance does not commence for several months following completion of the bidding process. If funding problems by the party awarding the contract or other matters further delay our commencement of work, these delays may lower the value of the contract, or possibly render it unprofitable.

A failure of a key information technology system, process, or site could have a material adverse impact on our ability to conduct business.

We rely extensively on information technology systems to interact with our employees and our customers. These interactions include, but are not limited to, ordering and managing materials from suppliers, converting materials to finished products, shipping product to customers, processing transactions, summarizing and reporting results of operations, transmitting data used by our service personnel and by and among our wide-spread personnel and facilities, complying with regulatory, legal, and tax requirements, and other processes necessary to manage our business. If our systems are damaged or cease to function properly due to any number of causes, ranging from the failures of third-party service providers, to catastrophic events, to power outages, to security breaches, and our business continuity plans do not effectively compensate on a timely basis, we may suffer interruptions in our ability to manage operations which may adversely impact our results of operations and/or financial condition.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof, necessary to fund our operating expenses;
•	announcements of technological innovations or new products by us or our competitors;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment in shares of common stock may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition, and other business and economic factors affecting us at such time as the Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on any investment in shares of our common stock will only occur if the common stock price appreciates.

A sale of a substantial number of shares of the common stock may cause the price of our common stock to decline.

If our shareholders sell, or the market perceives that our shareholders intend to sell for various reasons, substantial amounts of our common stock in the public market may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

If we fail to comply with the continued minimum closing bid requirements of the NASDAQ Capital Market or other requirements for continued listing, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

On August 24, 2017, we received a written notice (the “Notice”) from the NASDAQ Stock Market LLC (“NASDAQ”) that we were not in compliance with NASDAQ Listing Rule 5550(a)(2), as the minimum bid price of our common stock has been below $1.00 per share for 30 consecutive business days. The Notice had no immediate effect on the listing of our common stock, and our common stock continues to trade on the NASDAQ Capital Market under the symbol “ASTC”. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we had a period of 180 calendar days, or until February 20, 2018, to regain compliance with the minimum bid price requirement. To regain compliance, on October 13, 2017, we filed Articles of Amendment to our Restated Articles of Incorporation, as amended (“Articles of Incorporation”) to effect a 1-for-5 reverse stock split of all of our outstanding shares of common stock and a proportional reduction in the number of our authorized shares of common stock such that the number of authorized shares was reduced from 75,000,000 shares authorized to 15,000,000 shares authorized. The closing bid price of our common stock met or exceeded $1.00 per share for 10 consecutive business days following the effective date of our reverse stock split. In the event that our stock price declines below $1.00 per share in the future and we fail to comply with NASDAQ Listing Rule 5550(a)(2), we may be eligible for an additional 180 calendar day grace period if we meet the initial listing standards, with the exception of bid price, for the NASDAQ Capital Market, and we provide written notice to NASDAQ of our intention to cure the deficiency during the second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by NASDAQ or fail to comply with or other requirements for continued listing, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted. A delisting of our common stock from the NASDAQ Capital Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors and employees and fewer business development opportunities.

We are a smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to such companies, our common stock may be less attractive to investors.

We are a smaller reporting company, (i.e. a company with less than $75 million of its voting equity held by non-affiliates) and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

We can sell additional shares of common stock without consulting shareholders and without offering shares to existing shareholders, which would result in dilution of shareholders’ interests in the Company and could depress our stock price.

Our Certificate of Incorporation authorizes 15,000,000 shares of common stock, of which 4,107,538 are currently outstanding, and our Board is authorized to issue additional shares of our common stock. In addition, our Certificate of Incorporation authorizes 2,500,000 shares of “blank check preferred stock,” none of which are currently outstanding and our Board is authorized to issue shares of preferred stock. Our Board has designated 300,000 as Series A Junior Preferred Stock, none of which are outstanding. The remaining 2,200,000 shares of “blank check preferred stock” may be issued in such series and with such rights, privileges, and limitations as the Board may, in its sole discretion, determine. Although our Board intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing shareholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our capital stock would cause immediate, and potentially substantial, dilution to our existing shareholders, which could also have a material effect on the market value of the shares. Furthermore, our Board may authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, and the right to the redemption of the shares, together with a premium, prior to the redemption of the common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than the common stock or that is convertible into our common stock, which could decrease the relative voting power of the common stock or result in dilution to our existing shareholders.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus and any accompanying prospectus supplement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

•	The effect of economic and political conditions in the United States or other nations that could impact our ability to sell our products and services or gain customers;
•	Our ability to continue as a going concern;
•	Our ability to raise sufficient capital to meet our long- and short-term liquidity requirements;
•	Our ability to successfully pursue our business plan and execute our strategy;
•	Our ability to maintain the listing of our common stock on the NASDAQ Capital Market;
•	Whether we will fully realize the economic benefits under our customer contracts;
•	Technological difficulties and potential legal claims arising from any technological difficulties;
•	Product demand and market acceptance risks, including our ability to develop and sell products and services to be used by governmental or commercial customers;
•	Uncertainty in government funding and support for key programs, grant opportunities, or procurements;
•	The impact of competition on our ability to win new contracts;
•	The timing of and number of films that are converted to 4K resolution;
•	Delays in the timing of performance under our contracts; and
•	Our ability to meet technological development milestones and overcome development challenges.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to on page of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

SELECTED FINANCIAL DATA

On Monday, October 16, 2017, the Company effectuated a reverse stock split of its shares of common stock whereby every five (5) pre-split shares of common stock were exchanged for one (1) post-split share of the Company's common stock (the “Reverse Stock Split”). Per share numbers presented in this selected financial data have been adjusted to reflect the Reverse Stock Split.

	Year Ended June 30, 2017		Year Ended June 30, 2016
(In thousands, except per share data)	As Reported	Adjusted	As Reported	Adjusted
Numerator:
Amounts attributable to Astrotech Corporation, basic and diluted:
Loss before income taxes	$(11,754)	$(11,754)	$(13,459)	$(13,459)
Income tax benefit	(2)	(2)	25	25
Net loss	(11,756)	(11,756)	(13,434)	(13,434)
Less: Net loss attributable to noncontrolling interest	(174)	(174)	(339)	(339)
Net loss attributable to Astrotech Corporation	$(11,582)	$(11,582)	$(13,095)	$(13,095)
Denominator:
Denominator for basic and diluted net loss per share attributable to Astrotech Corporation — weighted average common stock outstanding	20,418	4,084	20,388	4,078
Basic and diluted net loss per common share:
Net loss attributable to Astrotech Corporation	$(0.57)	$(2.84)	$(0.64)	$(3.21)

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes and working capital and capital expenditures. We may also use the net proceeds to invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we may invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

THE SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $30,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation  and our Bylaws (“Bylaws”) that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 15,000,000 shares of common stock, no par value, and 2,500,000 shares of preferred stock, no par value. Our Board may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2018, there were 4,505,473 shares of our common stock issued and 4,107,538 outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Articles of Incorporation provides that our Board may by resolution, without further vote or action by the shareholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further shareholder approval. Once designated by our Board, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our Certificate of Incorporation and any certificates of designation that the Board may adopt.  Prior to the issuance of shares of each series of preferred stock, the Board is required to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board;

•

the rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

•

whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

•

the rights including the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•

the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

•

the voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board; and

•

the preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Company, whether or not convertible into shares of stock with the Company.

The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Our Board has previously authorized the issuance of our Series A Junior Preferred Stock (as defined below), which could impede the completion of a merger, tender offer or other takeover attempt. See “Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation, Bylaws and the Delaware General Corporation Law—Rights Plan and Series A Junior Preferred Stock” below.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation, Bylaws and the Delaware General Corporation Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our company.

Furthermore, our Certificate of Incorporation and Bylaws may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a shareholder might consider favorable. Such provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. In particular, the Certificate of Incorporation and Bylaws, as applicable, among other things:

•	provide the Board with the ability to alter the Bylaws without shareholder approval;
•	place limitations on the removal of directors; and
•	provide that vacancies on the Board may be filled by a majority of the directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with its Board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause our market price of our common stock to decline.

Rights Plan and Series A Junior Preferred Stock.    On July 29, 2009, our Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock. The dividend was payable on August 10, 2009 to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one thousandth of a share of Series A Junior Participating Preferred Stock (the “Series A Junior Preferred Stock”) of the Company, at a price of $3.31 per share of, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (as amended, the “Rights Agreement”) between the Company and American Stock Transfer & Trust

Company, LLC, as Rights Agent. The rights under the Rights Plan are only exercisable following (i) a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of common stock or (ii) such date as may be determined by action of the Board of Directors of the Company following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of common stock (the earlier of such dates being the “Distribution Date”) as set forth in the Rights Plan. Each whole share of Series A Junior Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. The terms and provisions of the Rights Plan and the Series A Junior Preferred Stock may delay or prevent someone from acquiring or merging with us.

Blank Check Preferred.    Our Board is authorized to create and issue from time to time, without shareholder  approval, up to an aggregate of 2,500,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series. The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control. Our Board has designated 300,000 as Series A Junior Preferred Stock.

Advance Notice Bylaws.    The Bylaws contain an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders, including proposed nominations of persons for election to our Board. Shareholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. The Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

Our Certificate of Incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Certificate of Incorporation provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by the DGCL. Our Bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by the DGCL. Our Bylaws require that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the DGCL. Our amended and restated bylaws will also provide our board of directors with discretion to indemnify our other officers and employees when determined appropriate by our board of directors. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors' and officers' liability insurance.

The limitation of liability and indemnification provisions in our Certificate of incorporation and Bylaws  may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;
•	the maturity date;
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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be made;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

▪	incur additional indebtedness;
▪	issue additional securities;
▪	create liens;
▪	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
▪	redeem capital stock;
▪	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
▪	make investments or other restricted payments;
▪	sell or otherwise dispose of assets;
▪	enter into sale-leaseback transactions;
▪	engage in transactions with shareholders or affiliates;
▪	issue or sell stock of our subsidiaries; or
▪	effect a consolidation or merger.

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	the applicability of the provisions in the indenture on discharge;
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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
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to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
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an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

 The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;
•	to underwriters for resale to the public or to investors;
•	negotiated transactions;
•	block trades;
•	directly to investors; or
•	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard Mullin Richter & Hampton LLP, New York, New York.  Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of June 30, 2017 and 2016 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act.  As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement.  You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549, or in New York, New York and Chicago, Illinois.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.  In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at www.astrotechcorp.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended June 30, 2017 filed on September 18, 2017;

•	Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2017 as filed on February 12, 2018 and for the quarterly period ended March 31, 2018 as filed on May 15, 2018;
•	Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2017 as filed on February 12, 2018;
•

Current Report on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on October 13, 2017, November 3, 2017, November 8, 2017, December 11, 2017, December 27, 2017, December 28, 2017, February 8, 2018, February 12, 2018, February 27, 2018 and May 14, 2018; and

•

our definitive proxy statement on Schedule 14A relating to our 2017 annual meeting of shareholders filed on October 27, 2017 containing a description of our common stock and our Series A Junior Participating Preferred Stock.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (512) 485-9530 or by writing to us at the following address:

Astrotech Corporation

201 West 5th Street, Suite 1275

Austin, Texas 78701

Attn: Thomas B. Pickens III, Chief Executive Officer

$3,582,614

Common Stock

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PROSPECTUS SUPPLEMENT

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H.C. WAINWRIGHT & CO., LLC

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December 18, 2020